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                                                                   EXHIBIT 12.1


                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                                 Pro forma
                                                                                                                 Combined
                                                              For the fiscal years ended September 30,          For the Year
                                                        ----------------------------------------------------   Ended Sept. 30,
                                                          1997       1998       1999       2000       2001          2001
                                                        --------   --------   --------   --------   --------   --------------
                                                                                (dollars in thousands)
     Consolidated pretax income before cumulative
       effect of change in accounting principle .....   $108,550   $159,099   $263,826   $309,224   $407,797   $      559,753

     Amortization of capitalized interest ...........     29,323     47,995     58,153     69,566     91,401          149,542

     Interest expensed ..............................     11,707     17,453     18,565     18,680     17,695           25,585
                                                        --------   --------   --------   --------   --------   --------------

         Earnings ...................................   $149,580   $224,547   $340,544   $397,470   $516,893   $      734,880
                                                        --------   --------   --------   --------   --------   --------------

     Interest incurred ..............................   $ 51,978   $ 71,649   $ 83,090   $112,813   $139,914   $      207,696
                                                        --------   --------   --------   --------   --------   --------------

          Fixed charges .............................   $ 51,978   $ 71,649   $ 83,090   $112,813   $139,914   $      207,696
                                                        --------   --------   --------   --------   --------   --------------

     Ratio of earnings to fixed charges .............        2.9        3.1        4.1        3.5        3.7              3.5
                                                        ========   ========   ========   ========   ========   ==============